UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2012

C2C CROWDFUNDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53287	26-0378308
(Commission File Number)	(IRS Employer Identification No.)

1202 Lexington Ave., Suite 355
New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

(646) 481-4524
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on September 5, 2012 by C2C CrowdFunding, Inc. (the “Company”), on August 31, 2012, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with click2cause.com Inc., a privately held Nevada corporation (“C2C”) and C2C Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Acquisition Sub”). Under the terms of the Merger Agreement, C2C was to merge with and into Acquisition Sub and thereafter become a wholly owned subsidiary of the Company.

On December 10, 2012, the Company notified C2C that it was terminating the Merger Agreement pursuant to Section 9.01(e) of the Merger Agreement as the closing had not occurred on or prior to October 15, 2012.

Item 8.01	Other Information.

In addition, on December 10, 2012, the Company notified C2C that it was in default under the promissory note issued by C2C to the Company dated August 31, 2012 in the principal amount of $10,000 due October 15, 2012 and the promissory noted issued by C2C to the Company dated October 10, 2012 in the principal amount of $50,000 due October 15, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2C CROWDFUNDING, INC.

Date: December 13, 2012	By:	/s/ Neil Rock
Neil Rock
President

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